Exhibit 32.1

CERTIFICATIONS
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the accompanying Quarterly Report on Form 10-QSB of Viper Powersports Inc., a Nevada corporation, for the Quarter ended June 30, 2006, the undersigned certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	the Quarterly Report on Form 10-QSB of Viper Powersports Inc. for the Quarter ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 fairly presents in all material respects, the financial condition and results of operations of Viper Powersports Inc.

Date:   August 18, 2006

/s/ John Lai
John Lai, Principal Executive Officer of Viper Powersports Inc.

Date:   August 18, 2006

/s/ Jerome Posey
Jerome Posey, Chief Financial Officer of Viper Powersports Inc.